Exhibit 24
POWER OF ATTORNEY
Each of the undersigned directors of XRS Corporation, a Minnesota corporation (the “Company”), does hereby make, constitute and appoint John J. Coughlan the undersigned's true and lawful attorney-in-fact, with power of substitution, for the undersigned and in the undersigned's respective name, place and stead, to sign and affix the undersigned's respective name as such director of the Company to an Annual Report on Form 10-K for the fiscal year ended September 30, 2013 or other applicable form, and all amendments thereto, to be filed by the Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorney-in-fact full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
IN WITNESS WHEREOF, each of the undersigned has subscribed these presents in the capacities and on the respective dates indicated below.

Dated: December 20, 2013	By:	/s/ Mark E. Claeys
Mark E. Claeys, Director

Dated: December 20, 2013	By:	/s/ Donald R. Dixon
Donald R. Dixon, Director

Dated: December 20, 2013	By:	/s/ Thomas G. Hudson
Thomas G. Hudson, Director

Dated: December 20, 2013	By:	/s/ Christopher P. Marshall
Christopher P. Marshall, Director

Dated: December 20, 2013	By:	/s/ Michael J. Paxton
Michael J. Paxton, Director

Dated: December 20, 2013	By:	/s/ Karen T. Van Lith
Karen T. Van Lith, Director